Eagle Bulk Shipping Inc. Announces Chief Financial Officer Succession Plan

STAMFORD, Conn., December 13, 2022 (GLOBE NEWSWIRE) -- Eagle Bulk Shipping Inc. (Nasdaq: EGLE), one of the world’s largest owner-operators within the midsize drybulk segment, today announced Frank De Costanzo will step down as Chief Financial Officer (CFO), and then serve as a Special Advisor to the Board of Directors through the end of 2023. Furthermore, the Board of Directors approved the promotion of Costa Tsoutsoplides to CFO. The transition will be effective April 1, 2023.

“On behalf of our Board and the Eagle team, I would like to thank Frank for his significant contributions to the development and success of our business over the past six years. As CFO, Frank has led the transformational improvements in our capital structure which have created significant shareholder value, while building out strong Finance and IT teams”, stated Gary Vogel, Eagle’s Chief Executive Officer. “Furthermore, I am excited that we are able to promote Costa to become Eagle’s next CFO. He has a proven history of delivering results that have generated considerable value for our organization over the years. Given the strength of our finance group, along with Frank’s advisory role, we expect a seamless and effective transition”.

Frank De Costanzo added, “It has been a privilege to be part of the team that has transformed the Company, resulting in the strong financial results of the past two years. I would like to thank all my colleagues for the support which has made this a fulfilling role. I am very proud of what the team has accomplished, and I see a bright future for Eagle Bulk”.

Mr. Tsoutsoplides currently serves as Eagle’s Chief Strategy Officer and has been with the Company since 2010, holding various positions of increasing responsibility within the finance and corporate development functions.  Prior to Eagle, he spent a total of eight years at Citigroup. Mr. Tsoutsoplides earned an M.B.A. in Finance from New York University’s Stern School of Business, a B.A. in Economics from Boston University, and is a CFA charterholder.
About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. (“Eagle” or the “Company”) is a US-based fully integrated shipowner-operator providing global transportation solutions to a diverse group of customers including miners, producers, traders, and end users. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Eagle focuses exclusively on the versatile midsize drybulk vessel segment and owns one of the largest fleets of Supramax / Ultramax vessels in the world. The Company performs all management services in-house (including: strategic, commercial, operational, technical, and administrative) and employs an active management approach to fleet trading with the objective of optimizing revenue performance and maximizing earnings on a risk-managed basis. For further information, please visit our website: www.eagleships.com.
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Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the Securities and Exchange Commission.

Source: Eagle Bulk Shipping Inc